                                                                    Exhibit 99.2
________________________________________________________________________________

         THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT. NEW YORK CITY
               TIME, ON APRIL 4, 2001, UNLESS OTHERWISE EXTENDED
________________________________________________________________________________
                              SARA LEE CORPORATION
                              LETTER OF TRANSMITTAL
                TO: MELLON INVESTOR SERVICES LLC, EXCHANGE AGENT

     The undersigned acknowledges receipt of the offering circular-prospectus dated March 8, 2001 of Sara Lee Corporation, a Maryland corporation ("Sara Lee"), this Letter of Transmittal and the Instructions thereto, which together constitute Sara Lee's offer to exchange 0.846 shares of Coach, Inc., a Maryland corporation, common stock for each share of Sara Lee common stock that is tendered and accepted by Sara Lee in the exchange offer.
          IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH COMPLETING
         THIS LETTER OF TRANSMITTAL, PLEASE CONTACT THE EXCHANGE AGENT:
            MELLON INVESTOR SERVICES AT (1-866-825-8873), TOLL-FREE,
            IN THE UNITED STATES OR (1-201-373-5549) FROM ELSEWHERE.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO A PERSON OTHER THAN THE EXCHANGE AGENT OR TO AN ADDRESS OTHER THAN AS SET FORTH BELOW OR BY FACSIMILE WILL NOT CONSTITUTE VALID DELIVERY.
________________________________________________________________________________
DO NOT COMPLETE OR RETURN THIS LETTER OF TRANSMITTAL IF YOUR SHARES ARE HELD IN AN ACCOUNT WITH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, SARA LEE'S ESOP OR 401(k), OR OTHER NOMINEE PLAN. THIS LETTER OF TRANSMITTAL IS BEING SUPPLIED FOR YOUR INFORMATION ONLY. THE INSTITUTION HOLDING YOUR SHARES WILL SUPPLY YOU WITH SEPARATE INSTRUCTIONS REGARDING THE TENDER OF YOUR SHARES.
________________________________________________________________________________

________________________________________________________________________________

I.       ABOUT YOU AND YOUR SHARES-INDICATE ADDRESS CHANGE AS NECESSARY BELOW
________________________________________________________________________________










________________________________________________________________________________


BY MAIL:                                          BY HAND:                                        BY OVERNIGHT DELIVERY:
---------                                         --------                                        ----------------------

Mellon Investors Services LLC                     Mellon Investors Services LLC                   Mellon Investors Services LLC
Attn: Reorganization Department                   Attn: Reorganization Department                 Attn: Reorganization Department
Post Office Box 3341                              120 Broadway, 13th Floor                        85 Challenger Road Mail Drop-Reorg
South Hackensack, NJ 07606                        New York, NY 10271                              Ridgefield Park, NJ 07660

The Information Agent for the Exchange Offer is: MORROW & CO., INC. 45 Park Avenue-5th Floor _ New York, New York 10022-2606 (800-607-0088) toll-free for calls in the United States _ (212-754-8000) for calls outside the United States
_______________________________________________________________________________

II. TENDER OF SHARES REGISTERED IN YOUR NAME _ If you are tendering shares of Sara Lee common stock, you must also complete Section III. If you are tendering shares of Sara Lee common stock held in certificate form you must forward your stock certificates representing the shares you wish to tender with this Letter of Transmittal or by the Notice of Guaranteed Delivery _
________________________________________________________________________________

A)(I) CERTIFICATED SHARES _ Complete this Section II.A.(i) if you wish to tender certificated shares issued in your name and indicate in Section II.A.(ii) how you will be forwarding the certificates representing your tendered shares _

_ TENDER ________________ SHARES OF SARA LEE COMMON CERTIFICATED IN MY NAME.
(ii)_ CHECK HERE IF CERTIFICATES REPRESENTING SHARES OF SARA LEE COMMON STOCK ARE ENCLOSED WITH THIS LETTER OF TRANSMITTAL; OR

_ CHECK HERE IF TENDERED SHARES OF SARA LEE COMMON STOCK ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SUBMITTED AND COMPLETE THE FOLLOWING:
Names of registered holders: __________________________________________________

Date of Execution of Notice of Guaranteed Delivery: ___________________________

Name of Institution that guaranteed delivery:__________________________________

B) DIVIDEND REINVESTMENT PLAN SHARES _ Complete this Section II.B. if you wish to tender shares held in book-entry form in your Dividend Reinvestment Plan account _

_ TENDER ________________ SHARES OF SARA LEE COMMON STOCK STOCK IN MY DIVIDEND REINVESTMENT PLAN ACCOUNT.

C) SARA LEE EMPLOYEE STOCK PURCHASE PLANS _ Complete this Section II.C. if you wish to tender shares held in book-entry form in your Sara Lee Employee Stock Purchase Plan account _ OR _ TENDER ________________ SHARES OF SARA LEE COMMON STOCK IN MY EMPLOYEE STOCK PURCHASE PLAN (OR INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN) ACCOUNT.

D) BOOK-ENTRY TRANSFER FACILITY SHARES _ Complete this Section II.D. if you wish to tender shares of Sara Lee common stock held on the accounts of the book-entry transfer facility, The Depository Trust Company, in your name TENDER __________ SHARES OF SARA LEE COMMON STOCK HELD IN MY NAME BY THE DEPOSITORY TRUST COMPANY.

E) ODD-LOT SHARES _ Complete this Section II.E. if you hold less than 100 shares and wish to tender all such shares _
_ CHECK HERE IF (1) YOU BENEFICIALLY OWN LESS THAN 100 SHARES
OF SARA LEE COMMON STOCK IN THE AGGREGATE AND (2) YOU WISH
TO TENDER ALL YOUR SHARES.
________________________________________________________________________________

________________________________________________________________________________
III. SIGNATURES _ Complete this Section III if you are tendering shares of Sara Lee common stock and you completed Section II.A., II.B., II.C. or II.D

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW
              IMPORTANT: ALL TENDERING STOCKHOLDERS MUST SIGN HERE
           (PLEASE ALSO COMPLETE THE SUBSTITUTE FORM W-9 OR FORM W-8)

X ___________________________Daytime Telephone Number: _________________________
X ___________________________Dated: ____________________________________________
Signature(s) of Owner(s)
Must be signed by the registered holders(s) of the shares of Sara Lee common stock tendered as their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal.
If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative apacity, please set forth the full title. See Instruction III in the Instructions to this Letter of Transmittal.
Name(s): ________________________________ Capacity:_____________________________
                       (Please Print)
Address: _______________________________________________________________________

Daytime Telephone No.: ________________________ Dated: _____________ , 2001
                               SIGNATURE GUARANTEE
         (IF REQUIRED-SEE INSTRUCTIONS) FOR USE BY ELIGIBLE INSTRUCTIONS
                ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.
Signature(s) Guaranteed by an Eligible Institution: ____________________________
                                                       (AUTHORIZED SIGNATURE)
Title: _______________________________ Name of Firm: ___________________________
Address: _______________________________________________________________________
Telephone No.: ____________________________________ Dated: _____________________

________________________________________________________________________________

IV. SPECIAL TRANSFER INSTRUCTIONS _ Complete this Section IV. only if, pursuant to the enclosed Instructions, you are entitled to have your shares of Coach common stock or check for your fractional interest in shares of Coach common stock, if applicable, issued in a name other than as set forth in Section I.
Section III must be completed. The Substitute Form W-9 or an appropriate Form W-8, as applicable, must be completed by the new account holder.
Name(s): __________________________________________________
Address:_______________________________________________________________________

________________________________________________________________________________

                   PAYER'S NAME: MELLON INVESTOR SERVICES LLC
________________________________________________________________________________

                                PART 1-PLEASE PROVIDE         Social Security
    SUBSTITUTE Form W-9         YOUR TIN IN THE               Number or Employer
 Department of the Treasury     Identification Number         Identification
  Internal Revenue Service      SPACE AT RIGHT AND CERTIFY    Number
Payer's Request for Taxpayer    BY SIGNINGAND DATING BELOW.
Identification Number (TIN)     ________________________________________________
                                PART 2--For Payees exempt           PART 3--
                                from backup withholding         Check if you are
                                see the enclosed Guidelines      awaiting TIN _
                                For Certification of Taxpayer
                                Identification Number on
                                Substitute Form W-9 and
                                complete as instructed
                                therein.
_______________________________________________________________________________

CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT: (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), AND (2) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING. CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

           ALSO SEE THE ENCLOSED INSTRUCTIONS ON SUBSTITUTE FORM W-9.
 THE INTERNAL REVENUE SERVICE, DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

SIGNATURE_______________________________________________ DATE __________________

________________________________________________________________________________

NOTE: FAILURE TO COMPLETE AND RETURN ONE OF THESE FORMS MAY RESULT IN BACKUP
      WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.
________________________________________________________________________________

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administrative Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number by the time of the exchange, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature ________________________________________________ Date_________________
________________________________________________________________________________
________________________________________________________________________________

V. NOTICE OF SOLICITED TENDERS -- Complete the Notice of Solicited Tenders on the gold sheet, if any of your tenders of shares of Sara Lee common stock were solicited by a broker, dealer bank or trust company.
________________________________________________________________________________

Ladies and Gentlemen:

     Reference is made to the offering circular-prospectus dated March 8, 2001, of Sara Lee, and this Letter of Transmittal which together constitute Sara Lee's offer to exchange up to 35,026,333 shares of Coach common stock for shares of Sara Lee common stock that are validly tendered by the expiration date and not withdrawn or deemed withdrawn, at an exchange ratio of 0.846 shares of Coach common stock for each share of Sara Lee common stock tendered, upon the terms and subject to the conditions set forth herein and in the offering circular-prospectus. This transaction is referred to as the "exchange offer."

     The exchange offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on April 4, 2001, unless extended by Sara Lee in accordance with applicable law and the terms of the exchange offer, in which event the term "expiration date" shall mean the latest time and date at which the exchange offer, as extended, shall expire. Upon the terms and subject to the conditions of the exchange offer, I hereby tender to you the shares of Sara Lee common stock represented by the certificate(s) described above or held in book-entry form by Sara Lee's transfer agent or third party administrator. Subject to, and effective upon, Sara Lee's acceptance for exchange of such tendered shares of Sara Lee common stock for exchange, I hereby sell, assign and transfer to you, or upon your order, all right, title and interest in and to such shares. I hereby irrevocably constitute and appoint Mellon Investor Services LLC, the exchange agent, as my true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as your agent) with respect to such tendered shares of Sara Lee common stock, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

     1. to (i) deliver stock certificates representing such tendered shares of Sara Lee common stock, (ii) tender shares of Sara Lee common stock held for my benefit in book-entry form in the Sara Lee Corporation Employee Stock Purchase Plan, International Employee Stock Purchase Plan or Dividend Reinvestment Plan, or (iii) tender shares on the account books maintained by the book-entry transfer facility, The Depository Trust Company, together in any such case, with all accompanying evidences of transfer and authenticity (such as a power of attorney, letter of testamentary or a letter of appointment), to you or upon your order, upon receipt by the exchange agent, as my agent, of shares of Coach common stock, to which I am entitled upon the acceptance for exchange by you of such tendered shares of Sara Lee common stock;

     2. to present certificate(s) representing such tendered shares of Sara Lee common stock, if applicable, for transfer on your books; and

     3. to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the exchange offer. If my tendered shares of Sara Lee common stock are accepted for exchange, I will be entitled to receive book-entry credit representing shares of Coach common stock.

     I hereby represent and warrant to you that I have full power and authority to tender, sell, assign and transfer the shares of Sara Lee common stock that I have tendered and that when such shares are accepted by you for exchange pursuant to the exchange offer, you will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, changes and encumbrances, and that none of such shares of Sara Lee common stock will be subject to any adverse claim at the time you accept such shares for exchange. I will, upon request, execute and deliver any additional documents that the exchange agent or you deem to be necessary or desirable to complete the sale, assignment and transfer of the shares of Sara Lee common stock that I have tendered. All authority conferred or agreed to be conferred in this Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, my death or incapacity. This tender may be withdrawn only in accordance with the procedures set forth in the offering circular-prospectus and the Instructions provided with this Letter of Transmittal.

     I understand that the maximum number of shares of Sara Lee common stock which will be accepted for exchange will be 41,402,285 shares. I understand that if more than such maximum number of shares of Sara Lee common stock are tendered, the exchange offer will be oversubscribed, and shares of Sara Lee common stock tendered will be subject to proration in accordance with the terms set forth in the offering circular-prospectus in the section entitled "The Exchange Offer - Terms of the Exchange Offer," except for odd-lot tenders as described in the offering circular- prospectus in the section entitled "The Exchange Offer - Proration; Tenders for Exchange by Holders of Fewer Than 100 shares of Sara Lee Common Stock." I understand that, upon your acceptance of any of the shares of Sara Lee common stock that I have tendered, I will be deemed to have accepted the shares of Coach common stock exchanged therefor and will be deemed to have relinquished all rights with respect to the accept-ed shares of Sara Lee common stock.
     I recognize that, under certain circumstances and subject to certain conditions to the exchange offer (which you may waive) that are contained in the offering circular-prospectus, you may not be required to accept for exchange any of the shares of Sara Lee common stock that I have tendered (including any shares of Sara Lee common stock I tendered after the expiration date). My tender may be withdrawn only in accordance with the procedures contained in the offering circular-prospectus in the section entitled "The Exchange Offer - Withdrawal Rights" and in the Instructions provided with this Letter of Transmittal. Shares of Sara Lee common stock delivered to the exchange agent and not accepted for exchange will be returned to me as described in the offering circular-prospectus in the section entitled "The Exchange Offer - Exchange of Shares of Sara Lee Common Stock."
     I understand that you will (1) issue the shares of Coach common stock to which I am entitled and if applicable, the shares of Sara Lee common stock not tendered by me or any tendered shares that are not accepted for exchange, in each case in the name(s) of the registered holder(s) shown in Section I of this Letter of Transmittal, and (2) mail the confirmation of shares of Coach common stock to which I am entitled and, if applicable, the confirmation of shares of Sara Lee common stock not tendered by me, or any shares tendered by me and not accepted for exchange by you to the address(es) of the registered holder(s) shown in Section I of this Letter of Transmittal. If I am eligible or required to complete Section IV entitled "Special Transfer Instructions" and Section IV is properly completed (and accompanied by all necessary and proper documentary evidence, such as a power of attorney), please issue the shares of Coach common stock to which I am entitled and, if applicable, the shares of Sara Lee common stock not tendered by me or any tendered shares that are not accepted for exchange, in the name(s) of, and mail such confirmation (and accompanying documents, as appropriate) to, the person(s) so indicated. I understand that any shares of Sara Lee common stock delivered by book-entry transfer and not accepted for exchange will be credited to the account at the book-entry transfer facility from which the shares were transferred. I recognize that you have no obligation pursuant to the "Special Transfer Instructions" to transfer any shares of Sara Lee common stock from the name of the registered holder(s) thereof if you do not accept such shares for exchange.
     I understand that the delivery and surrender of the shares of Sara Lee common stock that I have tendered is not effective, and the risk of loss of the shares of Sara Lee common stock (including shares of Sara Lee common stock tendered herewith) does not pass to the exchange agent, until receipt by the exchange agent of this Letter of Transmittal, duly completed and signed, or an agent's message (as discussed in the offering circular-prospectus in the section entitled "The Exchange Offer-Procedures for Tendering Shares of Sara Lee Common Stock") in connection with a book-entry transfer of shares, together with all accompanying evidences of authority in form satisfactory to you and any other required documents. I UNDERSTAND THAT ALL QUESTIONS AS TO THE FORM OF DOCUMENTS (INCLUDING NOTICES OF WITHDRAWAL) AND THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR EXCHANGE OF ANY TENDER OF SHARES OF SARA LEE COMMON STOCK WILL BE DETERMINED BY SARA LEE IN ITS SOLE DISCRETION AND SUCH DETERMINATION SHALL BE FINAL AND BINDING UPON ALL TENDERING SARA LEE STOCKHOLDERS.
     I understand that a tender of shares of Sara Lee common stock made pursuant to any method of delivery as described in the offering circular-prospectus and your acceptance for exchange of such shares pursuant to the procedures described in the offering circular-prospectus in the section entitled "The Exchange Offer
- Procedures for Tendering Shares of Sara Lee Common Stock" and in the Instructions provided herewith will constitute a binding agreement between us upon the terms and subject to the conditions of the exchange offer, including my representation that (1) I own the shares of Sara Lee common stock being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (2) the tender of such shares of Sara Lee common stock complies with Rule 14e-4.